Exhibit 4.15  -  Form of Common Stock Purchase Warrant “N”

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH WARRANT, NOR SUCH SECURITIES, NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

IceWEB, Inc.

COMMON STOCK PURCHASE WARRANT “N”

Number of Shares:		Holder:
Name
Original Issue Date:	September 30, 2011

Expiration Date:	September 29, 2016		Address

Exercise Price per Share: $0.15

Grant No. N-1

IceWEB, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, _____________________ , or its registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to ___________________ shares (as the same may be adjusted from time to time as provided in Section 6, the “Warrant Shares”) of common stock, $0.001 par value (the “Common Stock”), of the Company at a price of fifteen cents ($0.15) per Warrant Share (as the same may be adjusted from time to time as provided in Section 6, the “Exercise Price”), at any time and from time to time from and after the Original Issue Date and through and including 5:00 p.m. New York City time on September 29, 2016, and subject to the following terms and conditions:

1.           Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2.           Investment Representation.  The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws.  The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) nor under any state securities law, and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the Securities Act and in accordance with other federal securities laws and state securities laws.

3.           Validity of Warrant and Issue of Shares.  The Company represents and warrants that this Warrant has been duly authorized and validly issued, and warrants and agrees that all of the Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

4.           Registration of Transfers and Exchange of Warrants.

a.           Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto as Exhibit A duly completed and signed, to the Company at the office specified in or pursuant to Section 11.  Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

b.           This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 11 hereof, for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder.  Any such New Warrant will be dated as of the date of such exchange.

5.	Exercise of Warrants.

a.           Method of Exercise. Upon surrender of this Warrant to the Company with the Form of Election to Purchase attached hereto as Exhibit B duly completed, at the Company’s address set forth in Section 11, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, or by wire transfer, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 7 business days after the Date of Exercise, as hereinafter defined) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the Securities Act.  Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

b.           A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto as Exhibit B (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

c.           This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase.  If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

d.           The Company may call this Warrant at a call price of $0.25 per underlying Common Share (the “Call Price”), should the Company's Common Stock trade at or above $0.25 per share, based on the reported closing bid price of the Common Stock on the Over-the-Counter Bulletin Board exchange (or the exchange or market on which the Company’s Common Stock is then trading)  for ten (10) consecutive trading days, following twenty (20) business days' prior written notice of the Company's intention to call this Warrant. In the event this Warrant has not been exercised by written notice within such 20-business-day notice period, this Warrant will cease to exist following payment by the Company to the Warrant Holder per Warrant Share of the difference between the Call Price less the Exercise Price, as such may be adjusted from time to time as provided in Section 6 below.

e.           Cashless Exercise  Payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (f) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.  Notwithstanding the immediately preceding sentence, payment upon exercise may be made in the manner described in Section 2(b) below, only with respect to Warrant Shares not included for unrestricted public resale in an effective Registration Statement on the date notice of exercise is given by the Holder.

(f)        If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Subscription Form delivered to the Company by any means described in Section 13, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

                                    X=Y (A-B)
                                              A

Where X=	the number of shares of Common Stock to be issued to the Holder

Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=	Fair Market Value

B=	Purchase Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

(g)           The holder of this Warrant agrees not to elect a Cashless Exercise for a period of twelve (12) months.  In addition, the holder of this Warrant agrees not to elect a Cashless Exercise so long as there is an effective registration statement for the Warrant Shares.

6.           Adjustment of Exercise Price and Number of Shares.  The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:

a.           Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc.  The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or other securities.

b.           Adjustment for Reorganization, Consolidation, Merger, Etc.  A “Person” means an individual, partnership, limited liability company, trust, joint venture, association, corporation, or any other legal entity. In case of any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a "Reorganization”) then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

c.           Certificate as to Adjustments.  In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

d.           Share Issuance.  Until the Expiration Date, if the Company shall issue any Common stock, prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Purchase Price shall be reduced to such other lower price for then outstanding Warrants.  For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option if such issuance is at a price lower than the Purchase Price in effect upon such issuance and again at any time upon any actual, permitted, optional, or allowed issuances of shares of Common Stock upon any actual, permitted, optional, or allowed exercise of such conversion or purchase rights if such issuance is at a price lower than the Purchase Price in effect upon any actual, permitted, optional, or allowed such issuance.  Common Stock issued or issuable by the Company for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  The reduction of the Purchase Price described in this Section 6(d) is in addition to the other rights of the Holder described in the Subscription Agreement.  Upon any reduction of the Purchase Price, the number of shares of Common Stock that the Holder of this Warrant shall thereafter, or the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 6(d)) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 6(d)) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

7.           Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

8.           Sale or Merger of the Company.  Upon a Change in Control, the Warrant Holder will have the right to exercise this Warrant concurrently with such Change in Control event.  For purposes of this Warrant, the term “Change in Control” shall mean a consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity or the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions.

9.          Notice of Change in Control.  The Company will give Warrant Holder twenty (20) business days notice before the event of a Change of Control.

10.        Issuance of Substitute Warrant.  In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company agrees to issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company.

11.        Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

ICEWEB, INC.
22900 Shaw Road, Suite 111
Sterling, VA 20166
Attention: John Signorello, CEO,

or to such other address as the Company may designate from time to time by written notice to the Warrant Holder.

If to the Warrant Holder:
_______________________________
_______________________________
_______________________________

The Company shall give Warrant Holder at least thirty (30) days prior written notice of the Expiration Date of this Warrant.

12.	Miscellaneous.

a.           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Warrant may be amended only by a writing signed by the Company and the Warrant Holder.

b.           Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

c.           This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the Commonwealth of Virginia without regard to the principles of conflicts of law thereof.

d.           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

e.           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

f.           The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first above stated.

ICEWEB, INC., a Delaware corporation

By:
Name: John R. Signorello
Its: Chief Executive Officer

EXHIBIT A

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH WARRANT, NOR SUCH SECURITIES, NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

FORM OF ASSIGNMENT

(To be executed by the Warrant Holder to exercise the right to assign the right to purchase all or a portion of the Warrant Shares, in accordance with foregoing Warrant)

To:  IceWEB, Inc.:

Subject to compliance with the legend, above, in accordance with the Warrant enclosed with this Form of Assignment,

FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers all of the rights of the undersigned under the enclosed Warrant with respect to  ______________ shares of Common Stock (“Common Stock”), $0.001 par value, of IceWEB, Inc.,  unto the assignee specified below (the “Assignee”).

The Assignee is:

Name of Assignee (and Title of Assignee’s Authorized Representative, if Assignee is a business entity):

_______________________________________

Address of Assignee:

_______________________________________

_______________________________________

Telephone Number, Facsimile Number (if any) and Electronic Mail Address (if any) of Assignee:

_______________________________________

_______________________________________

ASSIGNMENT – PAGE ONE

Social Security or Tax Identification Number of Assignee:

_______________________________________

If the number of shares of Common Stock underlying this Assignment shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the Assignment evidenced hereby be issued in the name of the Warrant Holder.

Dated:	Name of Warrant Holder:

(Print)

(By:)

(Name:)

(Title:)

Signature must conform in all respects to name of
Warrant Holder as specified on the face of the
Warrant

ASSIGNMENT – PAGE TWO

EXHIBIT B

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  IceWEB, Inc.:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ______________ shares of Common Stock (“Common Stock”), $0.001 par value, of IceWEB, Inc., and encloses the warrant and $0.15 for each Warrant Share being purchased or an aggregate of $________________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated: ________________	Name of Warrant Holder:

(Print)

(By:)

(Name:)

(Title:)

Signature must conform in all respects to name of
Warrant Holder as specified on the face of the
Warrant